Exhibit 10.11

      Trademark License Agreement, Between Purchaser and Old Whiskey River

                           TRADEMARK LICENSE AGREEMENT

                  THIS AGREEMENT, effective as of the 9th day of December, 2002, by and between: Drinks Americas Inc., a corporation organized and existing under the laws of Delaware, with offices located at 372 Danbury Road, Wilton, Connecticut (hereinafter called "Licensee"), and Old Whiskey River Distilling Company LLC, a limited liability company organized under the laws of the State of Hawaii, with offices located at 3624 South Kihei Road, Kihei, Hawaii 96753 (hereinafter called "Licensor").

                  WHEREAS, this Agreement is being entered into pursuant to the Distributor Rights Agreement by and between the Licensor and Licensee and dated the date hereof (the "Distributor Rights Agreement");

                  WHEREAS, pursuant to a License Agreement between Willie Nelson ("Owner") and Licensor, effective June 19, 2001, attached hereto as Exhibit A (the "License Agreement"), Licensor has a license to use the trademark OLD WHISKEY RIVER and the name and likeness of Willie Nelson (collectively, the "Trademarks") in connection with the production, marketing, advertising, sale and distribution of whiskey (the "Product"); and

                  WHEREAS, pursuant to the License Agreement, Licensor has the right to grant sub-licenses to use the Trademarks subject to written consent of the Owner attached hereto as Exhibit B; and

                  WHEREAS, Licensee is desirous of using the Trademarks in connection with the distribution and sales of the Product.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree, as follows:

                  GRANT OF LICENSE - TERRITORY

            Subject to the provisions and conditions of this Agreement, Licensor grants to Licensee an exclusive "Sub-License" to use the Trademarks worldwide (the "Territory") in connection with the distribution, marketing, advertising and sale of the Product, and Licensee accepts the Sub-License subject to the provisions and conditions set forth herein. Licensee shall have the right to further sub-license the use of the Trademarks in connection with the distribution, marketing, advertising and sale of the Products in the Territory, provided the Licensee shall comply with the terms of the License Agreement.

                  OWNERSHIP OF TRADEMARK

            Licensee acknowledges the ownership of the Trademarks in Owner in the Territory, agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks by Licensee shall inure to the benefit of and be on behalf of Owner, and agrees to assist Owner or Licensor, if requested, in recording this Agreement with appropriate governmental authorities. Licensee agrees that nothing in this Sub-License shall give Licensee any right, title or interest in the Trademarks, other than the right to use the Trademarks in accordance with this Sub-License and Licensee agrees that it will not attack the title of Owner to the Trademarks or attack the validity of the License or of this Sub-License.

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                  QUALITY STANDARDS

            Licensee agrees that the nature and quality of goods sold by Licensee in connection with the Trademarks shall, in all respects, conform to standards set by Licensor and shall be in conformity with each product formula approved by the Licensor and filed with and approved by the Federal Bureau of Alcohol, Tobacco and Firearms. Unless and until changed by Licensor, Licensee agrees that the Products will at minimum conform to the quality standard commonly associated with premium bottled whiskey.

                  QUALITY MAINTENANCE - INSPECTION

            Licensee agrees to cooperate with Licensor in facilitating Licensor's monitoring of Trademarks' quality, to permit reasonable inspection of Licensee's business, and to supply Licensor with specimens of use of the Trademarks upon request. Licensee shall comply with all applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the sale, distribution and advertising of goods and Products covered by this License.

                  FORM OF USE

            Licensee agrees to use the Trademarks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor and that any use of Owner's name, image, signature or other intellectual property right shall be subject to the prior written approval of Owner.

                  INFRINGEMENT OF PROCEEDINGS

            Licensor represents and warrants that it has the exclusive and unrestricted right to use the Trademarks in the Territory as applied to the Products. Licensor warrants and represents that the Trademarks have been duly registered and shall undertake to protect the Trademarks from acts of any third-party infringers and, to the extent such Trademarks have not been duly registered, Licensor shall file applications to register the Trademarks in the US Patent and Trademark Office and shall maintain any registrations maturing therefrom at Licensor's sole expense. Licensee agrees to promptly notify Licensor of any unauthorized use of the Trademarks by others as it comes to Licensee's attention. Licensee agrees to cooperate fully with Licensor or Owner in providing any information or documentation in support of any action against unauthorized use by third parties. In the event Licensee notifies Licensor of an alleged infringement by a third party, Licensor shall be responsible for all legal expenses incurred in seeking protection, and agrees to indemnify Licensee for the authorized use of the Trademarks. In the event Licensee notifies Licensor of an alleged infringement by a third party and Licensor declines to undertake to enforce its trademark rights, upon written request from the Licensee, Licensor shall provide Licensee with any authorizations necessary in order that the Licensee may protect the Trademarks at Licensor's expense and with Licensor's full cooperation.

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                  TERM

            This Agreement shall continue in full force and effect for the term of the License Agreement.

                  EFFECTIVE TERMINATION

            Upon termination of this Agreement, Licensee agrees:

            dd. to immediately discontinue all use of the Trademarks and any term confusingly similar thereto, except as permitted under the Distributor Rights Agreement;

            ee. to cooperate with Licensor or its appointed agent to apply to the appropriate authorities to cancel any recording(s) of this Agreement from all governmental records;

            ff. to destroy all materials bearing the Trademarks; and

            gg. that all rights in the Trademarks and the goodwill connected therewith shall remain the property of Owner.

                  MISCELLANEOUS.

      hh. Insurance. Licensee shall carry and maintain at its own cost and expense with a responsible insurance carrier acceptable to the Licensor, product liability, advertising claims and general liability insurance in an amount not less than $5,000,000 per claim or suit at all times during which Products bearing any Trademarks are being sold, and shall name the Licensor as an additional named insured or each such policy. Such coverage shall apply no matter when any such claim or suit is asserted, and by its terms may not be terminated or modified without at least 20 days' prior written notice to the Licensor. This insurance may be obtained by Licensee in conjunction with a policy which covers products other than Products. Licensee shall from time to time, upon reasonable request by the Licensor, promptly furnish to the Licensor evidence, in form and substance satisfactory to the Licensor of the maintenance of the insurance, including, without limitation, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments.

            ii. Waiver. Any failure of a party to exercise any rights hereunder shall not be considered as a waiver, nor shall it preclude subsequent exercise of such rights. To be effective, a waiver must be in writing duly executed by the party charged with the waiver.

            jj. Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, heirs and assigns.

            kk. This Agreement may be executed and endorsed in one or more original or facsimile counterparts and each such facsimile counterpart shall, for all purposes, be deemed to be an original, and all counterparts shall together constitute one and the same instrument.

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                  INTERPRETATION OF AGREEMENT.

            This Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York, excluding its conflict of laws rules. Any controversy, claim, or dispute arising out of, or in connection with, or relating to this Agreement, or the breach or performance thereof, shall be submitted to arbitration in the City of New York, pursuant to the rules then obtaining of the American Arbitration Association. Any decision or award rendered by such arbitration shall be final and binding upon the parties hereto and judgment may be entered in any Court having authority to do so. Any decision or award by the arbitrator(s) rendered pursuant to this Agreement shall be limited to the specific parties involved and the specific issues determined therein. The decision and award of the arbitrator(s) shall not be given any collateral estoppel effect with regard to issues of fact or law determined or necessarily determined thereby.

            NOTICE.

            All notices, requests, demands or other communications under or with respect to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, a nationally recognized overnight courier service or sent by facsimile transmission to the parties at the respective addresses set forth above, or at such other address as shall be designated by a party in a written notice to the other parties.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Old Whiskey River Distilling Company LLC         Drinks Americas Inc.

By: /s/                                          By: /s/
    --------------------------------------           ---------------------------
Name:   Shep Gordon                              Name:  J. Patrick Kenny
Title:                                           Title:  Chief Executive Officer

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